Exhibit 99.5

I-55 Telecommunications, LLC

NEW ORLEANS, LOUISIANA

FINANCIAL STATEMENTS

As of December 31, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Member and Board of Members
I-55 Telecommunications, LLC.

We have audited the accompanying balance sheet of I-55 Telecommunications, LLC. as of December 31, 2005, and the related statements of operations, changes in members' (deficit), and cash flows for the year ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I-55 Telecommunications, LLC. as of December 31, 2005, and the results of its operations, and its cash flows for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ StarkwWinterwSchenkein & Co., LLP
StarkwWinterwSchenkein & Co., LLP

Denver, Colorado
June 12, 2006

Independent Auditors’ Report

To the Member
I-55 Telecommunications, L.L.C.
New Orleans, Louisiana

We have audited the accompanying balance sheet of I-55 Telecommunications, L.L.C. as of December 31, 2004, and the related statements of operations and member’s deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of I-55 Telecommunications, L.L.C. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As further described in Note 6 to the financial statements and shown in the financial statements, the Company incurred a net loss of $237,699 during the year ended December 31, 2004, and as of that date, its current liabilities exceeded its current assets by $1,411,248 and total liabilities exceeded total assets by $1,123,015. As described more fully in Note 6 to the financial statements, the Company is in arrears on accounts with certain vendors. Management’s plans regarding these matters are also discussed in Note 6 to the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Baton Rouge, Louisiana
December 7, 2005

I-55 Telecommunications, LLC
Balance Sheet
December 31, 2005

ASSETS
CURRENT ASSETS
Cash	$196
Accounts Receivable, net	261,326
Total Current Assets	261,522

PROPERTY AND EQUIPMENT
Furniture & Fixtures	18,873
Equipment	799,357
Less: Accumulated Depreciation	(754,742)
Net Property and Equipment	63,488

$325,010

LIABILITIES AND MEMBER'S (DEFICIT)

CURRENT LIABILITIES
Accounts Payable	$239,993
Due to Xfone USA	362,954
Notes Payable - Current	813,483
Total Current Liabilities	1,416,430

NOTES PAYABLE, LONG TERM	187,500

MEMBER'S (DEFICIT)
Member's (deficit)	(1,278,920)

$325,010

The accompanying notes are an integral part of these financial statements

I-55 Telecommunications, LLC
Statements of Operations
Years Ended December 31, 2004 and 2005

	2005	2004
Sales
Communication Services, net	$2,420,798	$1,567,860

Cost of Goods Sold
Cost of Services	1,611,113	1,137,380

Gross Profit	809,685	430,480

Operating Expenses
General and Administrative	(880,505)	(601,399)
Total Operating Expenses	(880,505)	(601,399)

Operating (Loss)	(70,820)	(170,919)

Other Expenses
Other Income	-	619
Interest Expense	(85,085)	(67,399)

Net (Loss)	$(155,905)	$(237,699)

The accompanying notes are an integral part of these financial statements

I-55 TELECOMMUNICATIONS, LLC
STATEMENTS OF MEMBER'S (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2005

Balance at December 31, 2003	$(885,316)

Net (loss)	(237,699)

Balance at December 31, 2004	(1,123,015)

Net (loss)	(155,905)

Balance at December 31, 2005	$(1,278,920)

The accompanying notes are an integral part of these financial statements

I-55 TELECOMMUNICATIONS, LLC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(155,905)	$(237,699)
Adjustments to reconcile net (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	255,650	260,687
Provision for doubtful accounts	25,000	-
Changes in operating assets and liabilities:
Accounts receivable	(80,782)	(188,943)
Accounts payable	40,872	60,651
Due to affiliate	362,954	-
Accrued liabilities	(95,618)	71,096
Net cash provided by (used in) operating activities	352,171	(34,208)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(30,905)	(70,404)
Net cash (used in) investing activities	(30,905)	(70,404)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	-	248,000
Repayment of debt related party	(1,601)	(3,246)
Repayment of debt	(355,865)	(125,698)
Net cash (used in) financing activities	(357,466)	119,056

Net increase (decrease) in cash	(36,200)	14,444

Cash - beginning of year	36,396	21,952

Cash - end of year	$196	$36,396

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$85,085	$57,144
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

1.	Summary of Significant Accounting Policies

Nature of Operations

I-55 Telecommunications, L.L.C. (the Company) provides telephone and data services to consumers desiring a local telephone provider and was organized on December 13, 2001. Operating as a fully licensed, facility-based Competitive Local Exchange Carrier (CLEC), the Company currently provides service to commercial clients in second and third-tier markets in Louisiana and Mississippi where there are fewer competitors than in larger metropolitan areas, as well as concentrating on corporate clients in the Central Business District in New Orleans, where its headquarters are located.

Cash and cash equivalents

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents

Accounts Receivable

The Company provides credit, in the normal course of business, primarily to commercial customers located throughout the South Louisiana and Mississippi. The Company performs ongoing credit evaluations of its customers and generally does not require collateral with the extension of credit. The Company maintains an allowance for doubtful accounts based on management’s assessment of collections, current economic conditions, and prior experience.

The Company determines if receivables are past-due based on the contractual terms of the sales agreement; however, the Company does not charge interest on past-due accounts. The Company charges off receivables if management considers the collection of the outstanding balance to be doubtful, which is generally at 120 days. Management of the Company feels that an allowance for doubtful accounts of $25,000 is appropriate.

Property and Equipment

Property and equipment are recorded in the accounts of the Company at cost. Additions and improvements are capitalized. Ordinary maintenance and repair expenses are charged to income as incurred. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to income. Depreciation is provided at rates based upon estimated useful service lives, ranging from three to seven years, using straight-line methods.

Long-Lived Assets

The Company periodically evaluate the recoverability of the carrying amount of long-lived assets (including property, plant and equipment, and intangible assets with determinable lives) whenever event or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. We evaluate events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. Impairment, if any, is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings. The Company also continually evaluates the estimated useful lives of all long-lived assets and periodically revises such estimates based on current events.

Income Taxes

The Company is organized as a limited liability company under state law. As a limited liability company that has elected to be taxed as a partnership, the Company’s earnings pass through to the members and are taxed at the member level. Accordingly, no income tax provision has been included in these financial statements. Differences between the financial statement basis of assets and the tax basis of assets is related to capitalization and amortization of organization and start-up costs for tax purposes, whereas these costs are expensed for financial statement purposes.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and markets which comprise the Company’s customer base. The Company generally does not require collateral and receivables are generally due within 30 days.

The Company maintains its cash in bank deposit accounts with various financial institutions. At times, the Company’s bank deposits may exceed limits insured by the Federal Deposit Insurance Corporation.

Revenue Recognition

The Company charges customers monthly access fees for telephone and data services and recognizes the revenue in the month the service is provided.

Cost of Service

Cost of service consists of cost of high speed data circuits and telephone lines that allow customers access to the Company’s service, collocation expenses and long distance expenses. Cost of services does not include technical support salaries and benefits, which are provided at no charge by a related party, I-55 Internet Services, Inc. See Note 4.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values. The carrying value of the Company’s long-term debt approximated fair value based on the current market conditions for similar debt instruments.

Recent Pronouncements

In March 2006, Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 156, "Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140," with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:
1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.
2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
3.	Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.
4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under SFAS No. 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on the Company's financial statements.

In February 2006, the FASB issues SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140." This amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”

This Statement:
a.	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation
b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133
c.
Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives
e.
Amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument

This Statement is effective for all financial instruments acquired or issued after the first fiscal year that begins after September 15, 2006.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of SFAS No. 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis.

The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3." This Statement replaces APB Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for, and reporting of, a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. It will only affect the financial statements of the Company if there is a change any accounting principle. At this time, no such changes are contemplated or anticipated.

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payments." SFAS No. 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. SFAS No. 123 (R) is effective for the first reporting period beginning after December 15, 2005. The adoption of FAS 123 (R) did not have a material impact on the financial statements.

2.	Long-Term Debt

The details of long-term debt at December 31, 2005 are as follows:

AmSouth note payable dated March 31, 2003, 10 year term
secured by the Member’s residence and a lien on the
Taqua switch; interest variable, 5% at December 31, 2005	$217,500

Intercosmos note payable, dated August 27, 2003
payable in 36 monthly installments of principal
and interest at 10.5% per annum, in the amount
of $7,048, secured by certain hardware and software	74,745

Borrowing from Taqua, Inc. pursuant to acquisition of
Broadband Interface Card (telephone switch), in
which payment was to commence during 2004; no
payments have been made under this agreement; secured by the
telephone switch	150,000

Borrowing from Bon Aire Utility from October 14, 2003,
interest accruing at 10%, no written documentation
or specific repayment terms, entity is owned by the father of
the 100% owner of I-55 Telecommunications, L.L.C.	24,010

Borrowing from Bon Aire Estates from October 8, 2003,
interest accruing at 10%, no written documentation
or specific repayment terms, entity is owned by the father of
the 100% owner of I-55 Telecommunications, L.L.C.	60,109

Borrowing from an individual from June 24, 2004, interest
accruing at 11%, no written documentation or specific
repayment terms	56,538

Borrowing from Member from February 28, 2003
interest accruing at 10%, no written documentation
or specific repayment terms	258,986

Borrowings from stockholder of affiliated entity, I-55 Internet
Services, Inc. from January and February 2004, interest accruing
at 12%, no written documentation or specific repayment terms	81,072

Borrowings from Tricou Construction from 2003 and 2004
interest accruing at 10%, no written documentation or specific repayment terms, entity is owned by the father of 100% owner
of I-55 Telecommunications, L.L.C.	78,023

Total debt	1,000,983

Less current portion	813,483
$187,500

The company considers all payable on demand except for the AmSouth bank loan. Scheduled maturities of the Company’s debt are as follows:

For the year ending December 31,

2006	$813,483
2007	30,000
2008	30,000
2009	30,000
Thereafter	97,500
$1,000,983

3.	Rent Expense

The Company leases certain office space and equipment under operating lease agreements, which contain renewal options, and requires various minimum rentals. Rent expense for the years ended December 31, 2005 and 2004 totaled $57,561 and $57,586 respectively. The operating lease agreements in effect as of December 31, 2005 require the Company to make the following future minimum lease payments:

For the years ending December 31,

2006	$63,268
2007	58,320
2008	43,740

Total minimum lease payments	$165,328

4.	Related Parties

The Company engages in a significant amount of related party transactions. A significant portion, approximately 60% in both 2004 and 2005, of its revenues is derived from CLEC services provided to I-55 Internet Services, Inc. (I-55 Internet). While I-55 Internet has no ownership in the Company, the 100% owner of the Company is on the Board of Directors of I-55 Internet. In addition, I-55 Internet provides technical support and customer service to the Company’s customers at no cost to the Company.

During 2003 and 2004, the Company’s sole member advanced $224,000 to the Company. There is no written documentation or specific repayment terms related to these advances. Interest is accruing at 10%. During 2004, one payment of $5,000 was made reducing the outstanding principal balance by $3,246. During 2005 payments of $17,000 were made reducing outstanding principal balance by $1,601. Included in accrued liabilities is approximately $37,550 of accrued interest due on these advances. Also included in accrued liabilities is approximately $37,150 of accrued interest due on loans to other related parties, as described in Note 2.

5.	Concentrations and Vulnerabilities

As stated in Note 4, approximately 60% of the Company’s revenues are from I-55 Internet Services, Inc.

During 2005, the Company essentially had only two employees, one of which was paid compensation, and the other, the 100% owner of the Company, worked without compensation. Subsequent to year-end, the 100% owner discontinued working for the Company.

Effective June 29, 2003, the Company entered into a third party agreement with BellSouth Telecommunications, Inc. for BellSouth to provide installation services for collocated entities of I-55 Telecommunications. BellSouth is also the Company’s only provider of local loop connections, which the Company resales to its customers. These circuits are provided at tariff rates regulated by the FCC and Louisiana Public Service Commission, which are subject to regulatory change. For substantially all of the Company’s CLEC customers, the Company is dependent on BellSouth as the provider of these connections to customer locations.

6. Management Agreement

On August 26, 2005, the Company entered into an Agreement and Plan of Merger Xfone USA. On October 12, 2005 the Company and Xfone USA executed a Management Agreement, providing that the Company hires and appoints Xfone USA as manager to be responsible for the operation and management of all of the Company’s business operations.

7. Subsequent Event

On March 31, 2006, the Company consummated the Agreement and Plan of Merger with XFone USA, a wholly owned subsidiary of XFone, Inc. The transaction terms include XFone USA, a wholly owned subsidiary of XFone, Inc., acquiring all of the ownership units of the Company, which would include assuming all of the liabilities of the Company. In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, the Registrant issued a total of 223,702 shares of its common stock valued at $671,687 and 79,029 warrants exercisable into shares of its common stock, with an exercise price of $3.38, for a value of $166,667, based on the Black Scholes option-pricing model. In addition, the Registrant issued to the creditors of I-55 Telecommunications 163,933 shares of its common stock and 81,968 warrants, exercisable at $3.38 per share, at a total value of $492,220.

I-55 INTERNET SERVICES, INC.

FINANCIAL STATEMENTS

As of December 31, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
I-55 Internet Services, Inc.

We have audited the accompanying balance sheet of I-55 Internet Services, Inc. as of December 31, 2005, and the related statements of operations, changes in stockholders' (deficit), and cash flows for the year ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I-55 Internet Services, Inc. as of December 31, 2005, and the results of its operations, and its cash flows for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/StarkwWinterwSchenkein & Co., LLP
StarkwWinterwSchenkein & Co., LLP

Denver, Colorado
June 12, 2006

I-55 INTERNET SERVICES, INC.
BALANCE SHEET
DECEMBER 31, 2005

A S S E T S

CURRENT ASSETS
Cash and cash equivalents	$105,772
Accounts receivable, net	535,376
Prepaid expense	26,838
TOTAL CURRENT ASSETS	667,986

PROPERTY AND EQUIPMENT
Vehicles	46,842
Furniture and fixtures	29,382
Equipment	607,436
Leasehold improvements	16,209
Less: Accumulated depreciation	(545,650)
154,219

OTHER ASSETS
Debt issuance costs, net	55,490
Accounts receivable - employees	13,333
68,823

$891,028

L I A B I L I T I E S A N D S T O C K H O L D E R S' (D E F I C I T)

CURRENT LIABILITIES
Accounts payable	$833,096
Accrued liabilities	105,377
Deferred revenue	65,086
Due to Xfone USA	162,341
Current portion of long-term debt	325,000
TOTAL CURRENT LIABILITIES	1,490,900

Long-term debt, less current portion	1,473,359

STOCKHOLDERS' (DEFICIT)
Common stock - no par value, 100 million shares
authorized; 11,110,000 shares issued and outstanding	254,875
Paid-in capital	395,669
Accumulated (deficit)	(2,723,775)
(2,073,231)

$891,028
The accompanying footnotes are an integral part of these financial statements.

I-55 INTERNET SERVICES, INC.
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

REVENUES
Internet access fees, net	$5,920,994
Other revenues	520,010
Total sales	6,441,004

Cost of service	3,015,257

Gross profit	3,425,747

OPERATING EXPENSES
General and administrative	2,992,788
Selling and marketing	80,305
Operating income	352,654

OTHER INCOME (EXPENSE)
Other income	178,566
Interest expense	(424,569)

Income before income taxes	106,651

Income tax expense	-

Net income	$106,651

Per share information - basic and diluted:
Income Per Common Share	$0.01

Weighted Average Number of Common
Shares Outstanding	11,110,000

The accompanying footnotes are an integral part of these financial statements.

I-55 INTERNET SERVICES, INC.
STATEMENT OF STOCKHOLDERS' (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2005
\
			Additional		Total
	Common	Stock	Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	(Deficit )	(Deficit)

Balance at December 31, 2004	11,100,000	$254,875	$395,669	$(2,830,426)	$(2,179,882)

Net income		-	-	106,651	106,651

Balance at December 31, 2005	11,100,000	$254,875	$395,669	$(2,723,775)	$(2,073,231)

The accompanying footnotes are an integral part of these financial statements.

I-55 INTERNET SERVICES, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$106,651
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	241,910
Amortization of debt issue costs	46,506
Changes in operating assets and liabilities:
Accounts receivable	(183,332)
Prepaid expenses	21,203
Accounts payable	212,564
Deferred revenue	(64,062)
Due to affiliate	162,341
Accrued liabilities	(191,952)
Net cash provided by operating activities	351,829

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(59,937)
Net cash (used in) investing activities	(59,937)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment of debt issuance costs	(40,000)
Repayment of debt	(206,471)
Net cash (used in) financing activities	(246,471)

Net increase in cash	45,421

Cash - beginning of year	60,351

Cash - end of year	$105,772

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$327,682
Cash paid for income taxes	$-

The accompanying footnotes are an integral part of these financial statements.

I-55 INTERNET SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

1. Summary of Significant Accounting Policies

 Nature of Operations

I-55 Internet Services, Inc. provides internet access and related services throughout the Southeast United States to individuals and businesses located predominantly in rural markets. The Company offers an array of internet services tailored to meet the needs of individuals and business subscribers including dial-up, high speed dedicated access and web services. I-55 offers its services in various prices and packages that allow subscribers to customize their subscription with services that also meet their particular requirements. The primary services of the Company are dial-up and DSL internet access services and various applications such as email, the World Wide Web, internet relay chat, file transfer protocol and Usenet news access. The Company also performs services such as installation of various networking equipment, website design, and other internet access installation services.

Cash and cash equivalents

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company provides credit, in the normal course of business, to customers located throughout the Southeast United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral with the extension of credit. The Company maintains an allowance for doubtful accounts based on management’s assessment of collections, current economic conditions, and prior experience.

The Company determines if receivables are past-due based on the contractual terms of the sales agreement; however, the Company does not charge interest on past-due accounts. The Company charges off receivables if management considers the collection of the outstanding balance to be doubtful, which is generally at 120 days. At December 31, 2005, allowance for doubtful accounts was $99,223 with bad debt expense for the year of $71,467.

Property and Equipment

Property and equipment are recorded in the accounts of the Company at cost. Additions and improvements are capitalized. Ordinary maintenance and repair expenses are charged to income as incurred. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to income. Depreciation is provided at rates based upon estimated useful service lives, ranging from five to forty years, using straight-line methods.

Income Taxes

The Company follows SFAS 109 “Accounting for Income Taxes” for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Goodwill and Other Intangibles Assets

Goodwill represents the excess of cost over the fair value of net identifiable tangible and intangible assets acquired through various business combinations. The Company has acquired identifiable intangible assets through its acquisitions of internet service providers. The cost of acquired entities at the date of the acquisition is allocated to identifiable tangible and intangible assets and the excess of the total purchase price is recorded as goodwill.

Effective January 1, 2002, the Company adopted SFAS No. 142 Goodwill and Other Intangible Assets. This standard changed the accounting for goodwill and other indefinite-lived intangible assets from an amortization method to an impairment-only approach. As of January 1, 2002, the Company ceased amortization of goodwill recorded in conjunction with past acquisitions. SFAS No. 142 requires intangible assets with indefinite lives to be tested for impairment on an annual basis, by comparing the fair value of the assets to their carrying amounts, with the initial impairment review completed during the first interim period following adoption of the standard. The Company performed an impairment test and determined that a full write-down of its intangibles was warranted and that the company’s intangibles have been fully amortized over their estimated useful lives. Circumstances which might indicate impairment include the following: unanticipated competition; a loss of key personnel; inability to adapt to technological developments; failure of telecommunications service providers; and changes in the regulatory climate.

SFAS No. 142 continues to require intangible assets with finite lives to be amortized over their estimated useful lives. Intangible assets with finite lives, primarily its acquired customer bases, assets have been fully amortized as of December 31, 2005.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and markets which comprise the Company’s customer base. The Company generally does not require collateral and receivables are generally due within 30 days.

The Company maintains its cash in bank deposit accounts with various financial institutions. At times, the Company’s bank deposits may exceed limits insured by the Federal Deposit Insurance Corporation.

Revenue Recognition

The Company charges customers (subscribers) monthly access fees to the Internet and recognizes the revenue in the month the access is provided. For certain subscribers billed in advance, the Company recognizes the revenue over the service period the billing covers. Revenues for other services provided, including networking fees, are recognized as the service is performed.

Cost of Service

Cost of service consists of cost of high speed data circuits and telephone lines that allow customers access to the Company’s service, internet access fees paid by the Company to internet backbone carriers, and technical support salaries and benefits.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values. The carrying value of the Company’s capital lease obligation and long-term debt approximated their fair values based on the current market conditions for similar debt instruments.

Net income per common share

The Company follows SFAS 128, “Earnings Per Share”. Basic earnings per common share calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

Long-Lived Assets

The Company periodically evaluate the recoverability of the carrying amount of long-lived assets (including property, plant and equipment, and intangible assets with determinable lives) whenever event or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. We evaluate events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. Impairment, if any, is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings. The Company also continually evaluates the estimated useful lives of all long-lived assets and periodically revises such estimates based on current events.

Recent Pronouncements

In March 2006, Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 156, "Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140," with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:
1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.
2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
3. Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.
4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under SFAS No. 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.
5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on the Company's financial statements.

In February 2006, the FASB issues SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140." This amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”

This Statement:
a.	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation
b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133
c.
Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives
e.
Amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument

This Statement is effective for all financial instruments acquired or issued after the first fiscal year that begins after September 15, 2006.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of SFAS No. 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis.

The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3." This Statement replaces APB Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for, and reporting of, a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. It will only affect the financial statements of the Company if there is a change any accounting principle. At this time, no such changes are contemplated or anticipated.

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payments." SFAS No. 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. SFAS No. 123 (R) is effective for the first reporting period beginning after December 15, 2005. The adoption of FAS 123 (R) did not have a material impact on the financial statements.

2. Long Term Debt

The details of long-term debt at December 31, 2005 are as follows:

MCG Finance Corporation note payable.	$1,778,033

Loan with a Bank with monthly payments of $486. Secured by an automobile.	18,798

Capital lease with a Company with monthly payments of $521. Secured by equipment.	1,528

Total long-term debt	1,798,359
Less: current maturities	(325,000)

Net long-term debt	$1,473,359

The Company has a term loan in the original amount of $6,000,000 with MCG Finance Corporation. The note matures on August 31, 2008, and is secured by substantially all of the Company's assets. The note requires interest at LIBOR (minimum of 2.0%) plus rate margins ranging from 9.0% to 15.0%. The interest rate margin changes according to the Company's financial performance and totaled 17% at December 31, 2005.

In connection with this note, the Company issued 900,811 stock warrants valued at $198,178 to MCG Finance Corporation. These warrants are accounted for as additional paid in capital and are included as a reduction to the outstanding loan. As of December 31, 2005, the warrants were fully amortized.

Effective December 31, 2001, the note was restructured to amend the payment terms and restrictive covenants. The restructured note includes certain restrictive operating covenants and ratios, based on earnings and cash flow performance, which the Company is required to meet. These covenants and ratios include the following: interest coverage ratio, total charge coverage ratio, cash flow leverage ratio, minimum gross profit margin, minimum subscribers, average revenue per subscriber, minimum monthly revenue, minimum EBITDA, and minimum recurring enterprise revenue.

The amendment requires the Company to pay termination and underwriting consulting fees totaling $240,000 at the earliest of the following: the payment or prepayment of all or substantially all of the indebtedness outstanding; the termination of the term loan facility; or the occurrence of any default. The fees associated with the modification of the loan facility are being accrued over the remaining term of the loan using the interest method.

During 2002, MCG waived various restrictive operating covenants and ratios, based on earnings and cash flow performance, which the Company is required to meet. In connection with these waivers, the Company was required to pay waiver fees totaling $28,250, which was accrued in the Company’s financial statements. Effective March 17, 2003, the note was again restructured to amend the restrictive covenants. As part of the restructuring, MCG waived certain restrictive covenant violations as of December 31, 2002. In connection with the restructuring, the strike price of the warrants outstanding was reduced from $.22 per share to $.01 per share. This cost is being amortized as an adjustment to interest expense over the remaining term of the loan using the interest method.

During 2003 through February 2004, the Company again violated certain restrictive covenants and ratios, based on earnings and cash flow performance. Effective March 31, 2004, the note was again restructured and these restrictive covenant violations were waived. With this restructure, many of the restrictive covenants were amended. In addition, the maturity was extended from September 30, 2005, to December 31, 2006, and I-55 was required to incur fees at closing totaling approximately $312,000, which were rolled into the loan. The $312,000 includes previously agreed to termination and underwriting consulting fees totaling $240,000, as well as an additional $72,000 of origination and advisory fees. The revised sinking fund requirements call for principal payments of $25,000 monthly for April through June 2004, and $50,000 from July 2004 through the loans maturity in December 2006. Additional payments equal to fifty percent of free cash flow in excess of $75,000, as defined in the loan agreement, for the immediately preceding fiscal quarter are due and payable within forty-five calendar days of quarter-end, beginning with the period ending June 30, 2004. In connection with this restructuring, the Company was also required to issue additional warrants to MCG representing an increase from 7.5% to 20% of the Company’s outstanding stock, and the exercise period was extended from October 31, 2005, to January 31, 2007, for all warrants. This restructured note required interest at LIBOR, minimum of 2.0%, plus rate margins ranging from 9.0% to 13.0%. The interest rate margin changes based on the Company’s financial performance.

During 2004 and through April 2005, the Company again violated certain restrictive covenants and ratios, based on earnings, cash flow performance, and compensation. Effective May 31, 2005, the note was again restructured and these restrictive covenant violations were waived. With this restructure, many of the restrictive covenants were amended. In addition, the maturity was extended based upon reduced principal payments, and I-55 was required to incur fees at closing totaling approximately $5,000, which were paid at the time of closing and approximately $40,000 of fees that were rolled into the loan. The $45,000 includes documentation fees totaling $5,000, as well as restructuring fees of $40,000. The revised sinking fund requirements call for principal payments of $8,333 for May through July 2005; $20,000 for August through December 2005 and $50,000 from January 2006 through the loans maturity. Additional payments equal to seventy-five percent of free cash flow in excess of $75,000, as defined in the loan agreement, for the immediately preceding fiscal quarter are due and payable within forty-five calendar days of quarter-end, beginning with the period ending June 30, 2005. In connection with this restructuring, the Company is also required to issue additional warrants to MCG representing an increase from 20% to 35% of the Company’s outstanding stock, and the exercise period was extended from January 31, 2007 to October 31, 2010 for all warrants.

3. Income Taxes
       The reconciliation between the statutory federal tax rate and the effective tax rate as a percentage is as follows:

2005

Statutory federal income tax rate	34%
Effect of net operating loss carry-forward	(34)
-%

As of December 31, 2005, for federal income tax purposes, the Company had approximately $1,125,000 of net operating loss carryforward available to offset taxable income of future years. The carryforward begins to expire in 2014. A valuation allowance has been recorded against the net deferred tax asset of approximately $382,000 due to the uncertainty of realization of the assets. The valuation allowance will be reduced at such time management believes it is more likely than not that the related net deferred tax assets will be realized.

4. Rent Expense

The Company leases certain offices and equipment under operating lease agreements, which expire at various times, contain renewal options, and require various minimum rentals. Equipment rentals are included in cost of service and for the year ended December 31, 2005, totaled approximately $23,520. Office rentals are included in general and administrative expenses and for the year ended December 31, 2005 totaled $105,048. The operating lease agreements in effect as of December 31, 2005, require the Company to make the following future minimum lease payments:

For the year ending December 31,

2006	$105,048

Total minimum lease payments	$105,048

5. Management agreement

On August 18, 2005, the Company entered into an Agreement and Plan with Xfone USA. On October 10, 2005, the Company entered into a First Amendment to the Merger Agreement, by and among I-55 Internet, the Company, Xfone USA, Inc., the Company's wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, the key employees of I-55 Internet referred to as the “Principals” to induce the Company and Xfone USA not to terminate the Merger Agreement due to a material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet. On October 11, 2005, the parties entered into a Management Agreement that provides that I-55 Internet hires and appoints Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet's business operations.

6. Subsequent Event

Subsequent to year-end, the Company entered into a merger with XfoneUSA and was consummated effective March 31, 2006. Prior to this, the two companies had entered into a Management Agreement, effective October 1, 2005, at which time all operating revenues and expenses were assumed by XfoneUSA.
In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, Xfone Inc. issued a total of 789,863 shares of its common stock with a fair market vale of $2,380,178 and 603,939 warrants exercisable into shares of its common stock, at an exercise price of $3.31, with a fair market value of $1,284,722.

In conjunction with that certain Letter Agreement dated October 10, 2005 with MCG Capital Corporation upon the consummation of the merger on March 31, 2006, the Registrant issued to MCG Capital 667,998 shares of its common stock, with a fair market value of $2,010,006.